CounterPath Provides Update on Impact of COVID-19

Company Experiencing Strong Demand and Provides Guidance

VANCOUVER, BC, Canada - April 23, 2020 - CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the "Company" or "CounterPath"), a global provider of award-winning Unified Communications and Collaboration (UCC) solutions for enterprises and service providers, today announced that it is providing an update on the impact of COVID-19 on the Company.

The COVID-19 global public health emergency has resulted in strong demand for CounterPath products and services so far during the fourth quarter ending April 30, 2020. CounterPath solutions enabled many businesses, including essential services, to continue to communicate remotely. Bria Solo, Bria Teams, and Bria Enterprise have all experienced growth propelled by the immediate need of end-users to work from home with a secure and a reliable solution providing voice and video calling, messaging, screen sharing and collaboration. All go-to-market routes have been strong, including the on-line stores, the channel partner program, and direct sales from the Company's in-house sales team.

Increased demand has resulted from both new customers and existing customers. For example, new customers include a large U.S. federal government entity that purchased Bria Enterprise as part of an effort to support on-site and remote workers, while a major North American airline selected a carrier partner leveraging the CounterPath Bria solution to deliver a remote call center agent solution.  CounterPath solutions are also being deployed in essential service environments such as by health care solution providers to enable communication between health professionals within hospital environments.

As a result of these developments, the Company is providing guidance for the fourth quarter and the year ending April 30, 2020.

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States unless otherwise specified).

Fourth Quarter Ended April 30, 2020 Guidance (unaudited)

  Revenue of $3.6 million to $4.0 million, resulting in growth of 26% to 40% compared to the fourth quarter of fiscal 2019.

  Income from operations of $0.4 million to $0.8 million compared to loss from operations of $1.0 million for the fourth quarter of fiscal 2019.

Fiscal Year Ended April 30, 2020 Guidance (unaudited)

  Revenue of $11.6 million to $12.0 million, resulting in growth of 8% to 12% compared to fiscal 2019.

  Loss from operations of $0.8 million to $1.2 million compared to loss from operations of $5.2 million for fiscal 2019.

"We experienced a solid uptake across our business this quarter while seamlessly implementing our own successful work from home policy using Bria to facilitate customer demand" said David Karp, Chief Executive Officer. I am extremely proud of the team's response in supporting our customers through this difficult period. As a result of the increase in orders and service levels, all of the Company's operations have been running at near full capacity. It has been a transitional year as our operating costs declined while our revenue grew throughout the year, capped off by what is expected to be an exceptional fourth quarter. While certainly some of the increase in revenue from the COVID-19 pandemic will be temporary, the immediate need we are seeing could turn into a lasting trend in the Telecommunications sector. According to Gartner, 74% of companies plan to permanently shift at least 5% of the work force to work remotely post COVID-19[1]. Aside from the benefit realized from the increase in demand from COVID-19, the Company continues to execute its business plan and is operationally stronger as we finish this fiscal year."

CounterPath Provides Update on Impact of COVID-19

The Company intends to provide its audited financial results in July 2020.

The above unaudited financial information reflects management's current preliminary revenue and operating income (loss) estimates based on its internal reporting, is subject to the completion of its audit, and is subject to change. In addition, they are based on a number of assumptions, including but not limited to the assumptions regarding foreign exchange rates and that the demand for the Company's products will continue to be strong until April 30, 2020.  The financial results for the Company's fourth quarter and full fiscal year ending April 30, 2020 could differ materially from the preliminary estimates provided in this news release, which are subject to revision based on the completion of the accounting and financial reporting processes necessary to finalize the Company's audited consolidated financial statements as of and for the year ended April 30, 2020. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information, except as required by law.

Forward-Looking Statements

This news release contains "forward-looking statements". The Company undertakes no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including the statements relating to guidance for the fourth quarter ending April 30, 2020, such as revenue of $3.6 million to $4.0 million, resulting in growth of 26% to 40% compared to the fourth quarter of fiscal 2019 and income from operations of $0.4 million to $0.8 million compared to loss from operations of $1.0 million for the fourth quarter of fiscal 2019, and guidance for the year ending April 30, 2020, such as revenue of $11.6 million to $12.0 million, resulting in growth of 8% to 12% compared to fiscal 2019 and loss from operations of $0.8 million to $1.2 compared to loss from operations of $5.2 million for fiscal 2019; the statement that the fourth quarter is expected to be an exceptional quarter; and the statement that the immediate need the Company is seeing could turn into a lasting trend in the Telecommunications sector.

It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) any direct or indirect negative potential impact or harm that COVID-19 may actually have on the Company's business or its potential/current clients' businesses; (2) a decline in the demand for the Company's products after the impact of the COVID-19 pandemic subsides; (3) the lack of cash flow which may affect the Company's ability to continue as a going concern; (4) the variability in the Company's sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company's products through channel partners or the length of time of deployment of the Company's products by its customers; (5) the Company's ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (6) the Company's ability to remain competitive as other better financed competitors develop and release competitive products; (7) a decline in the Company's stock price or insufficient investor interest in the Company's securities which may impact the Company's ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (8) the impact of intellectual property litigation that could materially and adversely affect the Company's business; (9) the success by the Company of the sales of its current and new products; (10) the impact of technology changes on the Company's products and industry; (11) the failure to develop new and innovative products using the Company's technologies including the refresh of our Software-as-a Service (SaaS) solution; and (12) the potential dilution to shareholders or overhang on the Company's share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company's quarterly reports on Form 10-Q, the Company's annual reports on Form 10-K, and the Company's other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company's interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

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1 https://www.gartner.com/en/newsroom/press-releases/2020-04-03-gartner-cfo-surey-reveals-74-percent-of-organizations-to-shift-some-employees-to-remote-work-permanently2

CounterPath Provides Update on Impact of COVID-19

About CounterPath

CounterPath Corporation (NASDAQ: CPAH) is revolutionizing how people communicate in today's modern mobile workforce. Its award-winning Bria solutions for desktop and mobile devices enable organizations to leverage their existing PBX or hosted VoIP service to extend seamless and secure unified communications and collaboration to users regardless of their location and network. CounterPath technology meets the unique requirements of several industries, including contact center, retail, warehouse, hospitality, and healthcare verticals. Its solutions are deployed world-wide by 8x8, Airbnb, AmeriSave, BT, Citibank, Comcast, Fusion, Fuze, Liberty Global, Uber, Windstream and others. Learn more at counterpath.com and follow on Twitter @counterpath.

Contacts

David Karp

Chief Executive Officer

dkarp@counterpath.com